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                                                            Exhibit 99(a)(ii)

                            BT INSTITUTIONAL FUNDS

    Nineteenth Amended Establishment and Designation of Series of Shares of
                beneficial Interest (par value $0.001 per share)
                          Dated as of January 24, 2001

     Pursuant to Section 6.9 and 9.3 of the Amended and Restated Declaration of Trust, dated as of March 29, 1990 (the "Declaration of Trust"), of BT Institutional Funds (the "Trust"), the Trustees of the Trust hereby amend the Establishment and Designation of Series appended to the Declaration of Trust to change the name of several of the Trust series (each a "Fund" and collectively "Funds").

     1.  The Funds shall be designated, as follows:

         Liquid Assets Fund Institutional
         Cash Management Fund Institutional
         Treasury Money Fund Institutional
         Cash Reserves Fund Institutional
         Equity 500 Index Fund Premier
         Daily Assets Fund Institutional
         International Equity Fund
               Institutional Class I
               Institutional Class II
         Treasury Assets Fund Institutional

and shall have the following special and relative rights:

     2. Each fund shall be authorized to hold cash, invest securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, and / or the Investment Company Act of 1940, each as amended; to the extent pertaining to the offering of Shares of each Fund (or Class thereof). Each Share of a Fund (or Class thereof) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund (or Class thereof) shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund (or allocated or belonging to the Class thereof), and shall be entitled to receive its pro rata share of net assets of the Fund (or Class thereof) upon liquidation of the Fund (or Class thereof), all as provided in Section
         6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund (or Class thereof), together with any income and gain thereon, less diminution or expenses thereof, shall irrevocably belong to that Fund (or allocated to the Class thereof), unless otherwise required by law.
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     3.  Shareholders of each Fund (or Class thereof) shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have effectively acted upon with respect to the Fund (or
         Class thereof) as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocable among the Funds (or class thereof) as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund (or Class thereof) created previously or now or hereafter created, or otherwise change the special relative rights of any Fund (or Class thereof).


     IN WITNESS WHEREOF, the undersigned have signed this instrument as of January 24, 2001. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

/s/ Charles P. Biggar                 /s/ Richard J. Herring
___________________________           ___________________________
Charles P. Biggar                     Richard J. Herring
As Trustee, and not individually      As Trustee, and not individually

/s/ S. Leland Dill                    /s/ Bruce E. Langton
___________________________           ___________________________
S. Leland Dill                        Bruce E. Langton
As Trustee, and not individually      As Trustee, and not individually

/s/ Martin J. Gruber                  /s/ Philip Saunders, Jr.
___________________________           ___________________________
Martin J. Gruber                      Philip Saunders, Jr.
As Trustee, and not individually      As Trustee, and not individually

/s/ Richard T. Hale                   /s/ Harry Van Benschoten
___________________________           ___________________________
Richard T. Hale                       Harry Van Benschoten
As Trustee, and not individually      As Trustee, and not individually